Exhibit 32.1

CERTIFICATION

In connection with the Annual Report of CANNABIS SUISSE CORP. (the “Company”) on Form 10-K for the fiscal year ended  May 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Suneetha Nandana Silva Sudusinghe, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

October 15, 2019 By:	/S/ Suneetha Nandana Silva Sudusinghe
Name: Suneetha Nandana Silva Sudusinghe
Title: Chief Executive Officer